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                                                                    EXHIBIT 23.2




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                     GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

                  Certified Public Accountants and Consultants

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INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholder of CPI Aerostructures, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 of our report dated February 14, 1996 on the financial statements of CPI Aerostructures Inc. as of December 31, 1995 and for each of the two years in the period ended December 31, 1994 included in the CPI Aerostructures Inc. Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "experts" in such Prospectus.

/s/ Goldstein Golub Kessler & Company, P.C.
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GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York




August 27, 1996